Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of GenVec, Inc. (the “Registrant”) on Form 10-Q as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James V. Lambert, as Sr. Director, Accounting & Finance, Corporate Controller and Treasurer of the Registrant, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

This certificate is being made for the exclusive purpose of compliance by the Principal Financial Officer of the Company with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be disclosed, distributed or used by any person or for any reason other than as specifically required by law.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

Date: May 8, 2015	/s/ James V. Lambert
James V. Lambert
Sr. Director, Accounting and Finance, Corporate Controller and Treasurer (Principal Financial Officer)